Exhibit 99.2
SHELLEY & COMPANY
Certified Public Accountants
11576 South State, Suite 1102
Draper, Utah 84020
Tel (801) 565-1547
Fax (801) 565-4709

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
Ralph L. Wadsworth Construction Company, Inc.
Draper, Utah

I have audited the comparative balance sheets of Ralph L. Wadsworth Construction Company, Inc. (A Utah Corporation) as of December 31, 2008 and 2007, and the comparative statements of income, retained earnings, and cash flows for the years ended December 31, 2008, 2007 and 2006. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ralph L. Wadsworth Construction Company, Inc. as of December 31, 2008 and 2007, and the results of its operations and its comparative cash flows for the years ended December 31, 2008, 2007 and 2006 in conformity with generally accepted accounting principles, generally accepted in the United States of America.

/s/ Shelley & Company
Shelley & Company

Draper, Utah 84020
March 7, 2009

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

COMPARATIVE BALANCE SHEET
DECEMBER 31, 2008 AND 2007

	December 31,	December 31,
	2008	2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,145,408	$21,775,408

Accounts receivable:
Trade	12,077,899	10,710,599
Retainage	5,415,928	4,047,792
Employees		32,246

TOTAL ACCOUNTS RECEIVABLE	17,493,827	14,790,637
Inventory — at cost	60,853
Marketable securities — held for sale	13,672,808	4,665,650
Deposits refundable	147,840	176,490
Prepaid expenses	82,230	135,623
Costs and estimated earnings in excess of billings on uncompleted contracts	314,833	683,776

TOTAL CURRENT ASSETS	56,917,799	42,227,584

PROPERTY AND EQUIPMENT — AT COST
Construction equipment	10,374,699	7,485,266
Transportation equipment	3,294,106	2,450,025
Office equipment	877,018	736,408
Land	266,501	266,501
Leasehold improvement	386,426	308,433

TOTAL	15,198,750	11,246,633
Less: Accumulated depreciation	5,142,104	4,655,004

NET PROPERTY AND EQUIPMENT	10,056,646	6,591,629

OTHER ASSETS — Deposits	2,766	18,515

TOTAL ASSETS	$66,977,211	$48,837,728

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable — Including retainage of $2,980,248 & $1,988,350	$10,723,817	$8,295,134
Accrued wages payable	519,403	332,970
Accrued taxes payable	143,343	62,736
Pension & profit sharing payable	25,828	24,853
Note stockholder	30,076
Accrued warranty	500,000
Billings in excess of costs and estimated earnings on uncompleted contracts	14,212,949	13,552,527
Current portion of long-term debt	1,290,010	738,966

TOTAL CURRENT LIABILITIES	27,445,426	23,007,186

LONG-TERM LIABILITIES
Contracts payable	5,117,393	1,861,593
Less: Current portion shown above	1,290,011	738,966

NET LONG-TERM LIABILITIES	3,827,382	1,122,627

TOTAL LIABILITIES	31,272,808	24,129,813

STOCKHOLDERS’ EQUITY
Common stock — $1 par value; 50,000 shares authorized;5,000 shares issued and outstanding	5,000	5,000
Less: 452 shares treasury stock at cost	275,634	275,634
Unrealized holding gains (loss) on securities	(278,032)	191 194
Retained earnings	36,253,069	24,787,355

TOTAL STOCKHOLDERS’ EQUITY	35,704,403	24,707,915

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,977,211	$48,837,728

The accompanying notes are an integral part of these financial statements.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

COMPARATIVE STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
	Amount	Amount	Amount

CONSTRUCTION REVENUE	$126,121,531	$92,226,668	$91,350,056
CONSTRUCTION COSTS	100,485,619	76,438,503	70,688,857

GROSS PROFIT	25,635,912	15,788,165	20,661,199
GENERAL & ADMINISTRATIVE EXPENSE	5,041,429	5,882,326	3,474,381

INCOME FROM OPERATIONS	20,594,483	9,905,839	17,186,818

OTHER INCOME (EXPENSE)
Equipment usage income	164,101	40,697	134,525
Service agreement income			158,323
Interest & dividend income	1,135,073	1,238,950	891,050
Interest expense	(120,047)	(25,145)	(31,307)
Miscellaneous income	71,772	72,369	82,366
Fort Union LLC-rental		17,302	46,229
Gain(loss) on sale of assets	419,746	141,921	(46,623)
Gain(loss) on sale of investments	(690,303)	254,841	3,049

TOTAL OTHER INCOME EXPENSE	980,342	1,740,935	1,237,612

NET INCOME	$21,574,825	$11,646,774	$18,424,430

The accompanying notes are an integral part of these financial statements.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

COMPARATIVE STATEMENT OF RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

RETAINED EARNINGS — January 1, 2006	$12,239,359
Add: Net income for the Year Ended December 31, 2006	18,424,430
Less: Dividends paid	4,579,688

RETAINED EARNINGS — January 1, 2007	$26,084,101
Add: Net income for the Year Ended December 31, 2007	11,646,774
Less: Dividends paid	12,943,520

RETAINED EARNINGS — December 31, 2007	24,787,355
Add: Net income for the Year Ended December 31, 2008	21,574,825
Less: Dividends paid	10,109,111

RETAINED EARNINGS — December 31, 2008	$36,253,069

The accompanying notes are an integral part of these financial statements.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

COMPARATIVE STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008, 2007 AND 2006

	December 31,	December 31,	December 31,
	2008	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$21,574,825	$11,646,774	$18,424,430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,740,348	1,191,511	959,403
Loss(Gain) on sale of:
Equipment	(419,746)	(141,921)	46,623
Investments	690,303	(254,841)	(3,049)
(Increase) Decrease in:
Accounts receivable	(2,735,436)	159,413	(681,284)
Accounts receivable — other	32,246	(32,002)	2,938
Notes receivable — related		3,745,975	(1,144,651)
Accrued interest receivable			(104,537)
Note receivable			125,000
Inventory	(60,853)	1,788	32,460
Refundable deposits	28,650	316,972	(493,462)
Prepaid expenses	53,393	(29,894)	4,207
Costs and estimated earnings in excess of billings on uncompleted contracts	368,943	(303,655)	27,127
(Decrease) Increase in:
Accounts payable	2,428,683	(321,093)	144,561
Accrued wages payable	186,433	101,394	(34,075)
Accrued taxes payable	80,607	(16,467)	3,212
Accrued pension payable	975	12,586	(2,659)
Stockholder note payable	30,076		(21,371)
Accrued warranty	500,000
Billings in excess of costs and estimated earnings on uncompleted contracts	660,422	6,182,147	(4,781,481)

NET CASH PROVIDED BY (USED BY) OPERATING ACTIVITIES	25,159,869	22,258,687	12,503,392

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase marketable securities	(13,051,614)		(12,519,218)
Purchase of fixed assets	(5,344,586)	(2,953,985)	(2,263,394)
Proceeds from sales of investments	2,884,926	8,757,770	3,200,663
(Increase) decrease in deposits	15,749	3,811	71,427
Proceeds from sale of equipment	558,967	168,693	12,987

NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	(14,936,558)	5,976,289	(11,497,535)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(10,109,111)	(11,960,188)	(4,579,688)
Increase in long-term liabilities	4,426,430	1,694,988
Repayment of long-term liabilities	(1,170,630)	(899,748)	(252,876)

NET CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES	(6,853,311)	(11,164,948)	(4,832,564)

NET INCREASE (DECREASE) IN CASH	3,370,000	17,070,028	(3,826,707)
CASH AT BEGINNING OF YEAR	21,775,408	4,705,380	8,532,087

CASH AT END OF YEAR	$25,145,408	$21,775,408	$4,705,380

Supplemental Schedules:
Interest paid	$120,047	$25,145	$31,307
Non-cash property distribution	$—	$983,332	$—

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

COMPARATIVE STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2008, 2007 AND 2006

	December 31,	December 31,	December 31,
	2008	2007	2006

NET INCOME	21,574,825	11,646,774	18,424,430
OTHER COMPREHENSIVE INCOME
Unrealized holding gain (loss) on available-for-sale-securities	(469,226)	(109,453)	326,742

COMPREHENSIVE INCOME	$21,105,599	$11,537,321	$18,751,172

The accompanying notes are an integral part of these financial statements.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008

NOTE A	ACCOUNTING POLICIES

Company’s Activities and Operating Cycles

The Company’s expertise is in heavy highway and bridge construction for both public and private clients-throughout the intermountain west. Other areas of expertise include design-build, concrete paving, pile-driving and shoring, steel erection, commercial & industrial building construction and water tank construction. The work is performed under fixed contracts and unit price contracts modified by incentive and penalty provisions. Contract length varies from 3 to 30 months.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks and all highly liquid investments with a maturity of three months or less at the time of purchase.

Marketable Securities — Held For Sale

All Marketable Securities are stated at market value. By policy, the Company invests primarily in high-grade marketable securities. All marketable securities are defined as trading securities . The Company used the first in, first out (FIFO) Method of determining cost for realized gains or losses. The total amount of $13,672,808 and $4,665,650 is presented as a current asset in 2008 and 2007 respectfully. The fair market value of assets is determined by outside valuation. Unrealized holding gains (loss) on securities of $(278,032) and $191,194 are shown as a separate line item of stockholders’ equity as of December 31, 2008 and 2007 respectively.

Fixed Assets and Depreciation

Fixed assets are carried at cost. Maintenance repairs and minor renewals are charged against earnings when incurred. Additions and major renewals are capitalized.

The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is reflected in earnings.

The company uses straight line depreciation with the following useful lives:

Estimated
Assets	Useful Lives

Office equipment	3-7 Years
Transportation equipment	3-5 Years
Construction equipment	3-7 Years
Leasehold improvements	15 Years
Rental real estate	39 1/2 Years

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was as follows:

	2008	2007	2006

STRAIGHT LINE	$1,740,348	$1,191,511	$959,403

TOTAL	$1,740,348	$1,191,511	$959,403

The Company has instigated a depreciation allocation program to allocate depreciation to various jobs based on equipment usage applied on an equipment usage rate previously. During 2008, 2007 and 2006 the Company applied $1,510,843, $978,846 and $820,637 in depreciation to jobs in progress.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company instigated a maintenance allocation program to allocate maintenance and shop costs to various jobs based on fair value equipment usage. The Company applied in total $3,789,969, $3,281,705 and $3,102,765 in maintenance and depreciation to jobs in progress in 2008, 2007 and 2006.

Inventory

The Company has an inventory of construction materials. The inventory is carried at cost and consists of the following as of December 31, 2008 and 2007:

	2008	2007

Construction materials	$60,853	$-0-

TOTAL	$60,853	$-0-

Prepaid Expenses

The Company has recognized as prepaid expenses the following items:

	2008	2007

Prepaid insurance	$82,230	$135,623

	$82,230	$135,623

Managements Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Warranty Costs

The Company has accrued a provision for estimated warranty costs for projects that specify a warranty provision in the contract. The warranty provision is based on the total estimated warranty costs specified in certain project contracts, multiplied by a warranty experienced probability rate determined by the Company’s warranty claim history. For the year ended December 31, 2008 the Company accrued $500,000 in warranty expenses to various jobs.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. The company will not incur federal or state income taxes, instead it’s earnings and losses will be included in the stockholders’ personal income tax returns and will be taxed based on the stockholders’ personal tax strategies.

The Company plans to pay dividends totaling $2,357,000 to stockholders in April 2009 for payment of personal income taxes arising from the Company’s 2008 income.

Construction Contracts

The Company has elected to report income from its long term construction contracts by the percentage of completion method for financial statement presentation. In management’s opinion this method fairly presents the company’s results of operations and changes in financial position. For income tax purposes the company

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

has elected to also report on the percentage of completion method of accounting — See Note A — Income Taxes.

Earnings on long-term construction contracts are recognized on the percentage-of-completion method in the ratio that costs incurred bear to total estimated costs. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. Earnings and costs on contracts are subject to revision throughout the terms of the contracts, and any required adjustments are made in the period in which revisions become known. Provisions are made for the full amounts of anticipated losses in the period in which they are first determinable. Claims for additional contract revenues are recognized to the extent of costs incurred if it is probable that the claim will result in additional revenue and the amount can be reliably estimated. Profit on such claims is not recognized until the claims have been allowed. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

Balances billed but not paid pursuant to retainage provisions under construction contracts generally become due upon completion of the contracts and acceptance by the owners. Construction contracts are normally completed within one or two years.

Costs and estimated earnings in excess of billings on uncompleted contracts comprise principally revenues recognized on contracts for which billings have not been presented to the contract owners at the balance sheet date. Such revenues are expected to be billed and collected generally within one year.

Billings in excess of costs and estimated earnings on uncompleted contracts comprise principally revenues for which billings have been presented to contract owners for which a proportionate amount of costs have yet to be expended. Such costs are anticipated to be expended and excess billings earned within one year.

Un-Incorporated Joint Venture Interest

The Company as a 25% member/owner in an unincorporated limited liability company joint venture on the I-15 NOW Design Build project has included it’s 25% interest share of the following financial information in the financial statements for the year ended December 31, 2008, 2007 and 2006.

	2008	2007	2006

Cash	$2,507,120	$8,426,774	$5,288,915
Accounts Receivable	$1,562,155	$3,049,246	$3,050,109
Accounts Payable	$803,118	$1,316,669	$1,777,934
Billings in Excess of Cost	$1,686,308	$7,336,891	$5,140,895
Earned Revenue	$66,552,532	$42,205,632	$16,638,133
Earned Gross Profit	$7,140,672	$5,486,321	$1,785,168

Compensated Absences

Employees of the Company are entitled to paid vacations and sick leave depending on job classification, length of service and other factors. The Company has recognized $216,705 and $208,514 as a liability for vacation and sick pay that is due and payable as of December 31, 2008 and 2007.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

401(k) Plan

The Company has established a 401(k) plan for employees of the corporation. The Board of Directors has elected to contribute $384,104, $333,704 and $177,725 for the periods ended December 31, 2008, 2007 and 2006.

Money Purchase Pension Plan

The Company has an approved Money Purchase Pension Plan which provides a contribution to all employees performing work on federally funded projects requiring certified payroll. Employees who are fully vested may withdraw the contribution from the plan upon termination of employment or retirement. Payments to the plan for the years ended December 31, 2008, 2007 and 2006 were $46,526, $111,388 and $119,096.

Dividends

The Board of Directors declared and paid dividends on outstanding shares of common stock at December 31, 2008 and 2007. The Company paid $10,109,111 in 2008 and $12,943,520 in 2007.

Impairment of Long-Lived Assets

In the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation recoverability would be performed. If an evaluation required, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying amount to determine if a write-down to fair value is necessary.

NOTE B	LONG-TERM LIABILITIES

The following summarizes the Company’s long-term debt at December 31, 2008 and 2007.

	December 31	December 31
	2008	2007

7 Contracts payable secured by equipment payable in monthly principal & interest installments of $9,439 with interest at 0% annual rate due 2010.	$176,051		$273,162
Contract payable secured by equipment payable in monthly principal & interest installments of $16,425 with interest at 0% annual rate due 2011.	$459,889	$
5 Contracts payable secured by equipment payable in monthly principal & interest installments of $3,424 with interest at 0% annual rate due 2012.	$156,305		$117,479
Contract payable secured by equipment payable in monthly principal & interest installments of $9,378 with interest at 0% annual rate due 2009.	$112,538		$225,076
8 Contracts payable secured by equipment payable in monthly principal & interest installments of $5,469 with interest at 0% annual rate due 2013.	$279,183	$
Contract payable secured by equipment payable in monthly principal & interest installments of $7,333 with interest at 0% annual rate due 2012.	$293,315	$
Contract payable secured by equipment payable in monthly principal & interest installments of $4,458 with interest at 0% annual rate due 2010.	$80,240		$133,734
Contract payable secured by equipment payable in monthly principal & interest installments of $10,073 interest at 4.92% annual rate due 2012.	$387,899	$
Contract payable secured by equipment payable in monthly principal & interest installments of $16,565 with interest at 4.92% annual rate due 2012.	$637,931	$
Contract payable secured by equipment payable in monthly principal & interest installments of $2,774 with interest at 5.68% annual rate due 2012.	$107,714	$

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

	December 31	December 31
	2008	2007

Contract payable secured by equipment payable in monthly principal & interest installments of $11,618 with interest at 5.56% annual rate due 2012.	$452,006	$
Contract payable secured by equipment payable in monthly installments to reflect 1/3 principle payments in 2010 through 2012 with a variable interest rate of 3.536% increasing to 3.965% by 2012.	$1,309,670	$
Contract payable secured by equipment payable of $17,769 every other month for 2005 then increases to $20,970 per month with interest at 5.24%.	$		$244,637
Contract payable secured by equipment payable in monthly principal & interest installments of $20,717 with interest at 5.9% annual rate due 2011.	$664,652		$867,505

TOTAL LONG-TERM LIABILITIES	$5,117,393		$1,861,593
LESS CURRENT PORTION	$1,290,011		$738,966

NET LONG-TERM LIABILITIES	$3,827,382		$1,122,627

The Company’s long-term maturities for the next five years are:

	2008		2007

2009	$1,290,011	2008	$738,966
2010	$1,601,092	2009	$505,628
2011	$1,384,624	2010	$357,527
2012	$815,617	2011	$246,418
2013 & after	$26,049	2012 & after	$13,054

TOTAL	$5,117,393	TOTAL	$1,861,593

NOTE C  RELATED PARTY TRANSACTIONS

The Company rents an office building from a related party. The building is located at 166 East 14000 South #200, Draper, Utah. The rent for this location is $23,975 per month. The rate will increase 3% per year. The Company rents a shop on Dannon Way from related parties and pays $12,000 per month.

The future lease payments as of December 31, 2008 are as follows:

2009	$431,700
2010	$440,311
2011	$449,221
2012	$458,378
2013	$467,809

$2,247,419

The Company entered into a service agreement with Wadsworth Development Group LLC, a Utah LLC, whose members are all related parties. The LLC is in the business of developing real property for retail, commercial, industrial and/or office uses. The Company has agreed to provide furnished office space, support staff and support equipment. All rates are based on fair market rates or actual costs. The term of the agreement is for one year beginning, January 1, 2005 with additional one year options. The options have been exercised for 2007 through 2009.

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The Company has various notes payable, as of December 31, 2008, to stockholders in the amount of $30,076 with interest at 5% per annum.

The Company has several contracts as of December 31, 2008 totaling $3,066,756 with backlog at $236,091 with related parties. These are handled in an arms length contract at cost and are subject to normal construction draws. Related party contracts are as follows:

	Original
	Contract
Contract	Amount	Backlog

The Exchange Building E	$2,138,260	$175,051
Exchange Site Work	$794,703	$60,399
Copper Ridge Site	$133,793	$641

	$3,066,756	$236,091

NOTE D	CONTRACTS IN PROCESS

Information with respect to contracts in process at December 31, 2008 and 2007 are as follows:

	2008	2007

Expenditures on uncompleted contracts	$206,897,159	$145,677,763
Estimated earnings thereon	46,062,848	27,108,066

	252,960,007	172,785,829
Less: Billings applicable thereto	266,858,123	185,654,580

	$13,898,116	$12,868,751

Included in the accompanying balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$314,833	$683,776
Billings in excess of costs and estimated earnings on uncompleted contracts	14,212,949	13,552,527

	$13,898,116	$12,868,751

NOTE E	BACK LOG

The following schedule summarizes changes in backlog on contracts during the years ended December 31, 2008, 2007 and 2006. Backlog represents the amount of revenue the company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.

	2008	2007	2006

Back log balance — Beginning	$54,584,937	$104,907,975	$114,672,314
New contracts during the year	165,594,281	41,903,630	81,585,717

	220,179,218	146,811,605	196,258,031
Less: contract revenue earned during the year	126,121,531	92,226,668	91,350,056

Back log balance — Ending	$94,057,687	$54,584,937	$104,907,975

RALPH L. WADSWORTH CONSTRUCTION COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

In addition, the Company has entered into additional contracts totaling $3,612,285 between January 1, 2009 and March 7, 2009. The Company also has an ongoing design build project estimated to be $52 million when approved.

NOTE F	FINANCIAL INSTRUMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivables. The Company places its temporary cash investments with financial institutions and limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different industries and geographic areas. As of December 31, 2008 and 2007 the Company had no significant concentration of risk.

Concentrations of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Company maintains cash balances at several financial institutions located in Utah. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000 per account. The Company also has additional accounts backed by the Full Faith & Credit of the United States Government. At December 31, 2008 and 2007, the Company’s uninsured cash balances total $11,400,408 and $21,675,408.